EXHIBIT 4.2

SMITHFIELD FOODS, INC.

AMENDMENT AGREEMENT NO. 2

As of December 31, 2002

To each of the Current Holders

listed in Annex 1 attached hereto

Ladies and Gentlemen:

Smithfield Foods, Inc., a Virginia corporation (together with its respective successors and assigns, the “Issuer”) agrees with you as follows:

1. PRELIMINARY STATEMENTS.

The Issuer issued and sold:

(a) One Hundred Million Dollars ($100,000,000) in aggregate principal amount of 7.89% Series I Senior Secured Notes due October 1, 2009 (as they may be amended, restated or otherwise modified from time to time, the “Series I Notes”);

(b) Fifty Million Dollars ($50,000,000) in aggregate principal amount of its Variable Rate Series J Senior Secured Notes due October 1, 2009 (as they may be amended, restated or otherwise modified from time to time, the “Series J Notes”);

(c) Fifty Million Dollars ($50,000,000) in aggregate principal amount of its 8.44% Series K Senior Secured Notes due October 1, 2009 (as they may be amended, restated or otherwise modified from time to time, the “Series K Notes”); and

(d) Twenty-Five Million Dollars ($25,000,000) in aggregate principal amount of its LIBOR Rate Series L Senior Secured Notes due October 1, 2009 (as they may be amended, restated or otherwise modified from time to time, the “Series L Notes” and, together with the Series I Notes, the Series J Notes, the Series K Notes, collectively, the “Notes”), pursuant to those separate Note Purchase Agreements each dated as of October 27, 1999 between the Issuer and the purchasers named in Annex 1 thereto (as amended by that certain Amendment Agreement No. 1, dated as of December 7, 2001, among the Issuer and the other parties listed on the signature pages thereto, the “Existing Purchase Agreements”). The register kept by the Issuer for the registration and transfer of the Notes indicates that each of the Persons named in Annex 1 hereto (collectively, the “Current Holders”) is currently a holder of the original aggregate principal amount of the Notes indicated in such Annex.

2. DEFINED TERMS.

Capitalized terms used herein and not otherwise defined herein have the meanings ascribed to them in the Existing Purchase Agreements.

3. AMENDMENTS TO EXISTING PURCHASE AGREEMENTS AND NOTES.

3.1. Amendments to Existing Purchase Agreements.

Subject to Section 5, the Current Holders and the Issuer hereby agree to each of the amendments to the Existing Purchase Agreements as provided for by this Amendment Agreement No. 2 (this “Amendment Agreement”) in the manner specified in Exhibit 3.1 hereto. Such amendments are referred to herein, collectively, as the “Existing Purchase Agreement Amendments”.

3.2. Amendments to Notes.

Subject to Section 5, the Current Holders and the Issuer hereby agree that (a) each of the Series I Notes and Series K Notes shall be deemed to be automatically amended without any further action required on the part of any other Person, to conform to and have the terms provided in Exhibit 3.2(I) and Exhibit 3.2(K), respectively, hereto (except that the principal amount and payee of each Note shall remain unchanged) and (b) any Series I Notes and Series K Notes issued after the Effective Date shall be in the form of Exhibit 3.2(I) and Exhibit 3.2(K), respectively, hereto. Such amendment and issuance are referred to herein, collectively, as the “Existing Note Amendments” and, together with the Existing Purchase Agreement Amendments, collectively as the “Amendments”.

4. REPRESENTATIONS AND WARRANTIES OF THE ISSUER.

To induce you to enter into this Amendment Agreement and to consent to the Amendments, the Issuer represents and warrants as follows:

4.1. Material Adverse Effect.

Since the date of the last audited consolidated financial statements of the Issuer delivered to each of the Current Holders, no event has occurred or condition exists which has had, or could reasonably be expected to have, a Material Adverse Effect.

4.2. Organization, Power and Authority, etc.

The Issuer is duly organized and validly existing under the laws of its jurisdiction of organization and has all requisite corporate power and authority to enter into and perform its obligations under this Amendment Agreement.

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4.3. Legal Validity.

The execution and delivery of this Amendment Agreement by the Issuer and compliance by the Issuer with its obligations hereunder: (a) are within the corporate powers of the Issuer; and (b) are legal and do not conflict with, result in any breach of, constitute a default under, or result in the creation of any Lien upon any Property of the Issuer under the provisions of: (i) any charter instrument or bylaw to which the Issuer is a party or by which the Issuer or any of its Property may be bound; (ii) any order, judgment, decree or ruling of any court, arbitrator or governmental authority applicable to the Issuer or its Property; or (iii) any agreement or instrument to which the Issuer is a party or by which the Issuer or any of its Property may be bound or any statute or other rule or regulation of any governmental authority applicable to the Issuer or its Property, except where such conflict, breach or default could not reasonably be expected to have a Material Adverse Effect.

This Amendment Agreement has been duly authorized by all necessary action on the part of the Issuer, has been executed and delivered by a duly authorized officer of the Issuer, and constitutes a legal, valid and binding obligation of the Issuer, enforceable in accordance with its terms, except that enforceability may be limited by applicable bankruptcy, reorganization, arrangement, insolvency, moratorium, or other similar laws affecting the enforceability of creditors’ rights generally and subject to the availability of equitable remedies.

4.4. No Defaults.

Immediately prior to and after giving effect to the Amendments set forth in this Amendment Agreement, no Default or Event of Default will exist.

5. EFFECTIVENESS OF AMENDMENTS.

The Amendments shall become effective as of the first date written above (the “Effective Date”), if at all, at such time as all of the Current Holders shall have indicated their written consent to such amendments by executing and delivering the applicable counterparts of this Amendment Agreement. It is understood that any Current Holder may withhold its consent for any reason, and that, without limitation of the foregoing, each Current Holder hereby makes the granting of its consent contingent upon satisfaction of the following conditions:

5.1. Amendment to Credit Facility.

Each Current Holder shall have received true and correct copies of the fully executed amendment (the “Credit Facility Amendment”) to the Credit Facility substantially in the form of Exhibit 5.1 hereto;

5.2. Amendment of Other Note Agreements.

Each Current Holder shall have received true and correct copies of the fully executed amendments (collectively, the “Other Purchase Agreement Amendments”) to those certain separate Note Purchase Agreements, dated as of March 1, 2002, between the Issuer and each of the purchasers listed on Annex 1 thereto, those certain separate Note Purchase Agreements,

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dated as of June 2, 2000 between the Issuer and each of the purchasers listed on Annex 1 thereto, and those certain separate Amended and Restated Note Purchase Agreements, dated as of October 31, 1999, between the Issuer and each of the noteholders listed on Annex 1 thereto. Each such amendment shall be substantially in the form of this Amendment Agreement;

5.3. Opinion of Counsel.

The Current Holders shall have received from special counsel to the Issuer, a closing opinion, dated as of the Effective Date, and in form and substance satisfactory to the Current Holders. This Section 5.3 shall constitute direction by the Issuer to such counsel to deliver such closing opinion to the Current Holders;

5.4. Amendment Fee.

The fee to be paid to the Current Holders pursuant to Section 7 of this Amendment Agreement shall have been paid in full;

5.5. Expenses.

The payment of the expenses to be paid on behalf of the Current Holders pursuant to Section 8 of this Amendment Agreement (to the extent a statement therefore has been presented to the Issuer on or prior to the Effective Date) shall have been paid in full; and

6. CONSENT.

The Current Holders hereby consent to the execution and delivery of the Credit Facility Amendment and the Other Purchase Agreement Amendments to the extent that such consent is required under the terms of the Financing Documents.

7. AMENDMENT FEE.

In consideration of the execution and delivery by the Current Holders of this Amendment Agreement and the consent by the Current Holders to the Amendments, on or prior to the Effective Date, the Issuer shall have paid to each of the Current Holders a fee in an amount equal to 0.10% of the aggregate outstanding principal amount of the Notes held by such Current Holder and in the manner and to the accounts specified in the Existing Purchase Agreements.

8. EXPENSES.

Whether or not the Amendments become effective, the Issuer will promptly (and in any event within thirty (30) days of receiving any statement or invoice therefor) pay all fees, expenses and costs relating to this Amendment Agreement, including, but not limited to, the reasonable fees of your special counsel, Bingham McCutchen LLP, incurred in connection with the preparation, negotiation and delivery of this Amendment Agreement and any other documents related thereto. Nothing in this Section 8 shall limit the Issuer’s obligations pursuant to Section 1.5 of the Existing Purchase Agreements.

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9. MISCELLANEOUS.

9.1. Part of Existing Purchase Agreements; Future References, etc.

This Amendment Agreement shall be construed in connection with and as a part of the Existing Purchase Agreements and, except as expressly amended by this Amendment Agreement, all terms, conditions and covenants contained in the Existing Purchase Agreements are hereby ratified and shall be and remain in full force and effect. Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Amendment Agreement may refer to the Existing Purchase Agreements without making specific reference to this Amendment Agreement, but nevertheless all such references shall include this Amendment Agreement unless the context otherwise requires.

9.2. Counterparts.

This Amendment Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto. Delivery of a facsimile of an executed signature page hereto shall be effective as delivery of an original.

9.3. Governing Law.

THIS AMENDMENT AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE COMMONWEALTH OF VIRGINIA EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH COMMONWEALTH THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH COMMONWEALTH.

[Remainder of page intentionally left blank. Next page is signature page.]

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If you are in agreement with the foregoing, please so indicate by signing the acceptance below on the accompanying counterpart of this agreement and returning it to the Issuer, whereupon it will become a binding agreement among you and the Issuer.

SMITHFIELD FOODS, INC.

By:	/s/ Daniel G. Stevens
Name:	Daniel G. Stevens
Title:	Vice President and Chief Financial Officer

[Signature Page to Amendment Agreement No. 2 (I-L)]

The foregoing Amendment Agreement is hereby accepted as of the date first above written.

CAPE FEAR FARM CREDIT, ACA

By:	/s/ Randy T. Pope
Name:	Randy T. Pope
Title:	Assistant Vice President

JOHN HANCOCK LIFE INSURANCE COMPANY

By:	/s/ David E. Johnson
Name:	David E. Johnson
Title:	Managing Director

JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

By:	/s/ David E. Johnson
Name:	David E. Johnson
Title:	Authorized Signatory

INVESTORS PARTNER LIFE INSURANCE COMPANY

By:	/s/ David E. Johnson
Name:	David E. Johnson
Title:	Authorized Signatory

COMMONWEALTH OF PENNSYLVANIA

  STATE EMPLOYEES’ RETIREMENT SYSTEM

By: John Hancock Life Insurance Company, as Investment Advisor

By:	/s/ David E. Johnson
Name:	David E. Johnson
Title:	Managing Director

JOHN HANCOCK LIFE INSURANCE COMPANY

(On behalf of Private Placement Separate Account 1Z)

By:	/s/ David E. Johnson
Name:	David E. Johnson
Title:	Managing Director

[Signature Page to Amendment Agreement No. 2 (I-L)]

MELLON BANK, N.A., solely in its capacity as Trustee for the BELL ATLANTIC MASTER TRUST, (as directed by John Hancock Financial Services, Inc.), and not in its individual capacity

By:	/s/ Bernadette Rist
Name:	Bernadette Rist
Title:	Authorized Signatory

MELLON BANK, N. A., solely in its capacity as Trustee for the LONG-TERM INVESTMENT TRUST, (as directed by John Hancock Financial Services, Inc.), and not in its individual capacity

By:	/s/ Bernadette Rist
Name:	Bernadette Rist
Title:	Authorized Signatory

THE NORTHERN TRUST COMPANY,

AS TRUSTEE OF THE LUCENT TECHNOLOGIES INC. MASTER PENSION TRUST

By: John Hancock Life Insurance Company, as Investment Manager

By:	/s/ David E. Johnson
Name:	David E. Johnson
Title:	Managing Director

SIGNATURE 4 LIMITED

By: John Hancock Life Insurance Company, Portfolio Advisor

By:	/s/ David E. Johnson
Name:	David E. Johnson
Title:	Authorized John Hancock Officer

SIGNATURE 1A (CAYMAN), LTD.

By: John Hancock Life Insurance Company, Portfolio Advisor

By:	/s/ David E. Johnson
Name:	David E. Johnson
Title:	Authorized John Hancock Officer

[Signature Page to Amendment Agreement No. 2 (I-L)]

THE VARIABLE ANNUITY LIFE INSURANCE COMPANY

AMERICAN GENERAL LIFE INSURANCE COMPANY

By: American General Investment Management, L.P.

By: American General Investment Management Corporation, its general partner

By:	/s/ Lochlan O. McNew
Name:	Lochlan O. McNew
Title:	Vice President

[Signature Page to Amendment Agreement No. 2 (I-L)]

The undersigned consent to the Amendments effected by the foregoing Amendment Agreement.

CODDLE ROASTED MEATS, INC.

GWALTNEY OF SMITHFIELD, LTD.

HANCOCK’S OLD FASHIONED COUNTRY HAM, INC.

IOWA QUALITY MEATS, LTD.

JOHN MORRELL & CO.

LYKES MEAT GROUP, INC.

MOYER PACKING COMPANY

NORTH SIDE FOODS CORP.

PACKERLAND HOLDINGS, INC.

PACKERLAND PROCESSING COMPANY, INC.

PACKERLAND-PLAINWELL, INC. (f/k/a Murco Foods, Inc.)

PATRICK CUDAHY INCORPORATED

PREMIUM PORK, INC.

QUIK-TO-FIX FOODS, INC.

SFFC, INC.

SMITHFIELD PURCHASE CORPORATION (successor by merger to Carroll’s Realty, Inc.)

STADLER’S COUNTRY HAMS, INC.

SUN LAND BEEF COMPANY

SUNNYLAND, INC.

THE SMITHFIELD COMPANIES, INC.

THE SMITHFIELD PACKING COMPANY INCORPORATED

MURPHY-BROWN LLC

By:    John Morrell & Co., as sole member

MURPHY FARMS LLC

QUARTER M FARMS LLC

CARROLL’S FOODS OF VIRGINIA LLC

CARROLL’S FOODS LLC

CIRCLE FOUR LLC

CENTRAL PLAINS FARMS LLC

BROWN’S OF CAROLINA LLC

By:    Murphy-Brown LLC, as sole member

By:    John Morrell & Co., as sole member

BROWN’S FARMS, LLC

By:    Brown’s of Carolina LLC, as sole member

By:    Murphy-Brown LLC, as sole member

By:    John Morrell & Co., as sole member

CARROLL’S REALTY PARTNERSHIP

By:    Smithfield Purchase Corporation, as general partner

SMITHFIELD PACKING REAL ESTATE, LLC

By:    The Smithfield Packing Company Incorporated, as sole member

GREAT LAKES CATTLE CREDIT COMPANY, LLC

By:    Packerland Holdings, Inc., as sole member

[Signature Page to Amendment Agreement No. 2 (I-L)]

SMITHFIELD-CARROLL’S FARMS

By:    Smithfield Purchase Corporation, as general partner

BROWN’S REALTY PARTNERSHIP

By:    Brown’s Farms, LLC, its partner

By:    Brown’s of Carolina LLC, its sole member and manager

By:    Murphy-Brown LLC, its sole member and manager

By:    John Morrell & Co., as sole member

 and

By:    Smithfield Purchase Corporation, its partner

SMITHFIELD PACKING REALTY PARTNERSHIP

By:    Smithfield Packing Real Estate, LLC, its partner

By:    The Smithfield Packing Company, Incorporated, its sole member and manager

 and

By:    Smithfield Purchase Corporation, its partner

By:	/s/ Daniel G. Stevens
Name:	Daniel G. Stevens
Title:	Vice President and Chief Financial Officer

[Signature Page to Amendment Agreement No. 2 (I-L)]

ANNEX 1

CURRENT HOLDERS AND PRINCIPAL AMOUNTS

Name of Current Holder	Aggregate Principal Amount of Series I Notes Held	Aggregate Principal Amount of Series J Notes Held	Aggregate Principal Amount of Series K Notes Held	Aggregate Principal Amount of Series L Notes Held
Cape Fear Farm Credit, ACA	$100,000,000	$50,000,000	$-0-	$-0-
John Hancock Life Insurance Company	$-0-	$-0-	$15,500,000	$15,000,000
John Hancock Variable Life Insurance Company	$-0-	$-0-	$1,000,000	$1,000,000
John Hancock Life Insurance Company (Private Placement Separate Account)	$-0-	$-0-	$1,000,000	$1,000,000
Investors Partner Life Insurance Company	$-0-	$-0-	$500,000	$500,000
Commonwealth of Pennsylvania State Employees’ Retirement System	$-0-	$-0-	$2,000,000	$1,000,000
Mellon Bank, N.A. as Trustee for Bell Atlantic Master Trust	$-0-	$-0-	$1,000,000	$1,000,000
The Northern Trust Company, as Trustee for the Lucent Technologies Inc. Master Pension Trust	$-0-	$-0-	$2,000,000	$1,000,000
Merrill Lynch International (Signature 4)	$-0-	$-0-	$10,000,000	$-0-
Signature 1A (Cayman), Ltd.	$-0-	$-0-	$-0-	$3,500,000
Mellon Bank, N.A. as Trustee for the Long-Term Investment Trust	$-0-	$-0-	$2,000,000	$1,000,000
The Variable Annuity Life Insurance Company	$-0-	$-0-	$10,000,000	$-0-
American General Life Insurance Company	$-0-	$-0-	$5,000,000	$-0-
Total	$100,000,000	$50,000,000	$50,000,000	$25,000,000

EXHIBIT 3.1

AMENDMENTS TO EXISTING PURCHASE AGREEMENTS

1. The Existing Purchase Agreements are hereby amended by adding a new Section 4.10 to read as follows:

4.10. Incremental Margin Period.

Notwithstanding anything to the contrary set forth in this Agreement or in any of the other Financing Documents, at all times during the Incremental Margin Period the interest rate then in effect for the Notes shall be increased by an amount equal to the Incremental Margin then in effect.

2. Section 6.7 of the Existing Purchase Agreements is hereby amended and restated in its entirety to read as follows:

6.7. Maintenance of Funded Debt.

(a) Consolidated Funded Debt. The Company shall not permit Consolidated Funded Debt, determined as of the end of each fiscal quarter of the Company, to exceed the Applicable Funded Debt Percentage of Consolidated EBITDA for the period of four (4) consecutive fiscal quarters of the Company ended at such time.

(b) Consolidated Senior Funded Debt. The Company shall not permit Consolidated Senior Funded Debt, determined as of the end of each fiscal quarter of the Company, to exceed the Applicable Senior Funded Debt Percentage of Consolidated EBITDA for the period of four (4) consecutive fiscal quarters of the Company ended at such time.

3.	Subsection (c) of Section 6.15 of the Existing Purchase Agreements is hereby amended and restated in its entirety to read as follows:

(c) Transfers of Collateral. The Company shall not, and shall not permit any Subsidiary to, sell or otherwise Transfer any Property constituting Collateral, except:

(i) Transfers for an Acceptable Consideration of obsolete or worn-out equipment constituting Collateral, or excess equipment constituting Collateral, in each case that is no longer useful in the business of the Company or such Subsidiary, if each of the following conditions would be satisfied with respect to such Transfer:

(A) the sum of

(x) the current book value of such Property, plus

Exhibit 3.1-1

(y) the aggregate book value of all other Property of the Company and the Subsidiaries Transferred pursuant to this Section 6.15(c) during the period beginning on the first day of the then current fiscal year of the Company and ended immediately prior to the date of such Transfer, would not exceed five million dollars ($5,000,000),

(B) the sum of

(x) the current book value of such Property, plus

(y) the aggregate book value of all other Property of the Company and the Subsidiaries Transferred pursuant to this Section 6.15(c) during the period commencing on the Closing Date and ended at the time of such Transfer, would not exceed twenty million dollars ($20,000,000) and

(C) immediately prior to, and immediately after the consummation of such transaction, and after giving effect thereto, no Default or Event of Default exists or would exist,

provided, that all or any portion of the assets which are the subject of any Transfer of Property shall be excluded for purposes of clause (A) and clause (B) of this Section 6.15(c)(i) if, within one hundred twenty (120) days after such Transfer, the entire proceeds of such Transfer (net of ordinary and reasonable transaction costs and expenses incurred in connection with such Transfer) are applied by the Company or such Subsidiary to:

(A) the purchase of Property of the Company or any Subsidiary reasonably equal in value or use to the Property which is the subject of such Transfer, so long as (x) such Property is subject to a perfected first-priority security interest in favor of the Security Trustee for the benefit of the holders from time to time of the Notes, (y) such Property constitutes Collateral and (z) each such investment shall not have been included in the calculation of any other exclusion of any other Transfer proposed to be excluded from the operation of clause (A) or clause (B) of this Section 6.15(c)(i), or

(B) an optional prepayment of Notes pursuant to Section 4.4.

Exhibit 3.1-2

The Company acknowledges and agrees that until applied pursuant to this Section 6.15(c)(i), the net proceeds of any such Transfer of Collateral by the Company or any Subsidiary shall be held in trust by the Security Trustee pursuant to the terms of the Security Documents.

(ii) Transfers for an Acceptable Consideration of other Collateral, if each of the following conditions would be satisfied with respect to such Transfer:

(A) the sum of

(x) the current book value of such Property, plus

(y) the aggregate book value of all other Property of the Company and the Subsidiaries Transferred pursuant to this Section 6.15(c)(ii) during the period commencing on the Closing Date and ended at the time of such Transfer, would not exceed three million dollars ($3,000,000) and

(B) immediately prior to, and immediately after the consummation of such transaction, and after giving effect thereto, no Default or Event of Default exists or would exist,

provided, that the Company shall furnish to each of the holders of the Notes, in connection with each such Transfer, a certificate of (x) a Senior Financial Officer and satisfaction of such condition stating (1) the book value of the Property to be Transferred, (2) the aggregate book value of all other Property Transferred prior to such transfer pursuant to this Section 6.15(c)(ii), (3) to the extent such Property Transferred includes real property, that such Transfer shall not adversely affect the access to, or value of, any remaining real property constituting Collateral, and (4) immediately prior to, and immediately after the consummation of such transaction, and after giving effect thereto, no Default or Event of Default exists or would exist, and (y) the Secretary or Assistant Secretary of the transferor certifying the establishment of Acceptable Consideration for such transfer. Upon receipt of each such certificate, each of the holders of each of the Notes shall promptly advise the Security Trustee in writing to execute and deliver appropriate releases of such Property from the Liens created by the Security Documents.

4. Section 9.1 of the Existing Purchase Agreements is hereby amended by adding the following new definitions in the appropriate alphabetical order to read as follows:

3FQ03 – means the fiscal quarter of the Company ending on January 26, 2003.

4FQ03 – means the fiscal quarter of the Company ending on April 27, 2003.

Exhibit 3.1-3

1FQ04 – means the fiscal quarter of the Company ending on July 27, 2003.

2FQ04 – means the fiscal quarter of the Company ending on October 26, 2003.

3FQ04 – means the fiscal quarter of the Company ending on January 25, 2004.

Applicable Funded Debt Percentage – means, at any fiscal quarter end, the percentage applicable to such fiscal quarter end in the table set forth below:

Fiscal Quarter End	Percentage
All fiscal quarter ends prior to the end of 3FQ03	400%
3FQ03	450% plus New Debt Step Up
4FQ03	450% plus New Debt Step Up
1FQ04	450% plus New Debt Step Up
2FQ04	400% plus New Debt Step Up
All fiscal quarter ends after the end of 2FQ04	400%

Applicable Senior Funded Debt Percentage—means, at any fiscal quarter end, the percentage applicable to such fiscal quarter end in the table set forth below:

Fiscal Quarter End	Percentage
All fiscal quarter ends prior to the end of 3FQ03	320%
3FQ03	400% plus New Debt Step Up
4FQ03	400% plus New Debt Step Up
1FQ04	400% plus New Debt Step Up
2FQ04	375% plus New Debt Step Up
All fiscal quarter ends after the end of 2FQ04	320%

Incremental Margin – means, at all times during each fiscal quarter during the Incremental Margin Period, (a) zero (0) if Consolidated Funded Debt at the end of the immediately preceding fiscal quarter is not more than 400% of Consolidated EBITDA for the period of four (4) consecutive fiscal quarters of the Company then most recently ended, (b) one half of one percent (0.50%) if Consolidated Funded Debt at the end of the immediately preceding fiscal quarter is more than 400% but less than 450% of Consolidated EBITDA for the period of four (4) consecutive fiscal quarters of the Company then most recently ended and (c) three quarters of one percent (0.75%) if Consolidated Funded Debt at the end of the immediately preceding fiscal quarter is not less than 450% of Consolidated EBITDA for the period of four (4) consecutive fiscal quarters of the Company then most recently ended.

Exhibit 3.1-4

Incremental Margin Period – means the period from the start of 4FQ03 to and including the end of 3FQ04.

New Debt Step Up – means (a) zero percent (0%) if the Company shall have incurred, in aggregate, less than $200,000,000 of Unsecured Debt after December 31, 2002, (b) twenty-five percent (25%) if the Company shall have incurred, in aggregate, not less than $200,000,000 nor more than $300,000,000 of Unsecured Debt after December 31, 2002 and (c) fifty percent (50%) if the Company shall have incurred, in aggregate, more than $300,000,000 of Unsecured Debt after December 31, 2002.

Unsecured Debt – means any Debt of the Company or any of its Subsidiaries of the type described in paragraph (a) of the definition of Debt which (a) shall have been issued in a private placement or public offering, (b) has an initial term of more than one (1) year and (c) is not secured by any Lien on any Property of the Company or its Subsidiaries.

Exhibit 3.1-5

EXHIBIT 3.2(I)

[FORM OF 7.89% SERIES I SENIOR SECURED NOTE]

SMITHFIELD FOODS, INC.

7.89% SERIES I SENIOR SECURED NOTE DUE OCTOBER 1, 2009

No. RI-[ ]	[Date]
$[ ]	PPN: 832248 C# 3

SMITHFIELD FOODS, INC., a Virginia corporation (the “Company”), for value received, hereby promises to pay to [                ] or registered assigns the principal sum of [                ] DOLLARS ($[        ])on October 1, 2009 and to pay interest (computed on the basis of a 360-day year and actual days elapsed) on the unpaid principal balance thereof from the date of this Note at the rate of seven and eighty-nine one-hundredths percent (7.89%) per annum plus, at all times during the Incremental Margin Period, the Incremental Margin then in effect, quarterly on the first (1st) day of January, April, July and October in each year, commencing on the later of January 1, 2000 and the payment date next succeeding the date hereof, until the principal amount hereof shall become due and payable; and to pay on demand interest on any overdue principal (including any overdue prepayment of principal) and Make-Whole Amount, if any, and (to the extent permitted by applicable law) on any overdue installment of interest, at a rate equal to the lesser of (a) the Maximum Legal Rate of Interest or (b) nine and eighty-nine one-hundredths percent (9.89%) per annum plus, at all times during the Incremental Margin Period, the Incremental Margin then in effect.

Payments of principal, Make-Whole Amount, if any, and interest shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts to the registered holder hereof at the address shown in the register maintained by the Company for such purpose, in the manner provided in the Note Purchase Agreement referred to below.

This Note is one of an issue of Series I Senior Secured Notes of the Company issued in an aggregate principal amount limited to One Hundred Million Dollars ($100,000,000) pursuant to the Company’s separate Note Purchase Agreements (collectively, as may be amended from time to time, the “Note Purchase Agreement”), each dated as of October 27, 1999, with the purchasers listed on Annex 1 thereto, and is entitled to the benefits thereof. Capitalized terms used herein and not otherwise defined herein have the meanings specified in the Note Purchase Agreement. As provided in the Note Purchase Agreement, this Note is subject to prepayment, in whole or in part, in certain cases without a Make-Whole Amount and in other cases with a Make-Whole Amount. The Company agrees to make the scheduled required prepayments on account of such Notes in accordance with the provisions of the Note Purchase Agreement.

Exhibit 3.2(I)-1

This Note is a registered Note and is transferable only by surrender hereof at the principal office of the Company as specified in the Note Purchase Agreement, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of this Note or his attorney duly authorized in writing.

Under certain circumstances, as specified in the Note Purchase Agreement, the principal of this Note (together with any applicable Make-Whole Amount) may be declared due and payable in the manner and with the effect provided in the Note Purchase Agreement.

The Company waives presentment, protest and demand, notice of protest, demand and dishonor and agrees to pay all costs of collection when incurred (including, without limitation, attorneys’ fees) and to perform and comply with each of the covenants, conditions, provisions and agreements of the undersigned contained in every Financing Document. Notwithstanding any provision herein or in any instrument now or hereafter securing said indebtedness, the total liability for payments in the nature of interest shall not exceed the limits imposed by the usury laws of the Commonwealth of Virginia.

This Note is secured in accordance with, and entitled to the benefits of, the Security Documents.

All obligations evidenced by the Note are guarantied by the Guarantors pursuant to the Joint and Several Guaranty.

THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, INTERNAL VIRGINIA LAW, EXCLUDING CHOICE-OF-LAW PROVISIONS OF SUCH COMMONWEALTH THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER SUCH COMMONWEALTH.

SMITHFIELD FOODS, INC.

By:
Name:
Title:

Exhibit 3.2(I)-2

EXHIBIT 3.2(K)

[FORM OF 8.44% SERIES K SENIOR SECURED NOTE]

SMITHFIELD FOODS, INC.

8.44% SERIES K SENIOR SECURED NOTE DUE OCTOBER 1, 2009

No. RK-[ ]	[Date]
$[ ]	PPN: 832248 D@ 4

SMITHFIELD FOODS, INC., a Virginia corporation (the “Company”), for value received, hereby promises to pay to [                ] or registered assigns the principal sum of [                ] DOLLARS ($[        ])on October 1, 2009 and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid principal balance thereof from the date of this Note at the rate of eight and forty-four one-hundredths percent (8.44%) per annum plus, at all times during the Incremental Margin Period, the Incremental Margin then in effect, quarterly on the first (1st) day of January, April, July and October in each year, commencing on the later of January 1, 2000 and the payment date next succeeding the date hereof, until the principal amount hereof shall become due and payable; and to pay on demand interest on any overdue principal (including any overdue prepayment of principal) and Make-Whole Amount, if any, and (to the extent permitted by applicable law) on any overdue installment of interest, at a rate equal to the lesser of (a) the Maximum Legal Rate of Interest or (b) ten and forty-four one-hundredths percent (10.44%) per annum plus, at all times during the Incremental Margin Period, the Incremental Margin then in effect.

Payments of principal, Make-Whole Amount, if any, and interest shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts to the registered holder hereof at the address shown in the register maintained by the Company for such purpose, in the manner provided in the Note Purchase Agreement referred to below.

This Note is one of an issue of Series K Senior Secured Notes of the Company issued in an aggregate principal amount limited to Fifty Million Dollars ($50,000,000) pursuant to the Company’s separate Note Purchase Agreements (collectively, as may be amended from time to time, the “Note Purchase Agreement”), each dated as of October 27, 1999, with the purchasers listed on Annex 1 thereto, and is entitled to the benefits thereof. Capitalized terms used herein and not otherwise defined herein have the meanings specified in the Note Purchase Agreement. As provided in the Note Purchase Agreement, this Note is subject to prepayment, in whole or in part, in certain cases without a Make-Whole Amount and in other cases with a Make-Whole Amount. The Company agrees to make the scheduled required prepayments on account of such Notes in accordance with the provisions of the Note Purchase Agreement.

Exhibit 3.2(K)-1

This Note is a registered Note and is transferable only by surrender hereof at the principal office of the Company as specified in the Note Purchase Agreement, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of this Note or his attorney duly authorized in writing.

Under certain circumstances, as specified in the Note Purchase Agreement, the principal of this Note (together with any applicable Make-Whole Amount) may be declared due and payable in the manner and with the effect provided in the Note Purchase Agreement.

The Company waives presentment, protest and demand, notice of protest, demand and dishonor and agrees to pay all costs of collection when incurred (including, without limitation, attorneys’ fees) and to perform and comply with each of the covenants, conditions, provisions and agreements of the undersigned contained in every Financing Document. Notwithstanding any provision herein or in any instrument now or hereafter securing said indebtedness, the total liability for payments in the nature of interest shall not exceed the limits imposed by the usury laws of the Commonwealth of Virginia.

This Note is secured in accordance with, and entitled to the benefits of, the Security Documents.

All obligations evidenced by the Note are guarantied by the Guarantors pursuant to the Joint and Several Guaranty.

THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, INTERNAL VIRGINIA LAW, EXCLUDING CHOICE-OF-LAW PROVISIONS OF SUCH COMMONWEALTH THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER SUCH COMMONWEALTH.

SMITHFIELD FOODS, INC.

By:
Name:
Title:

Exhibit 3.2(K)-2